This page being						Ser. 3


  EXPENSES (Negative answers are allowed For the period covered by this form

            on this screen for 72Z only)                  ($000's omitted)

72.Y) Expense reimbursements ----------------------------- $     0

   Z) Net investment income ------------------------------ $     0

	  AA) Realized capital gains ------------------------ $    0

	  BB) Realized capital losses ----------------------- $    0

  CC) 1. Net unrealized appreciation during the period --- $   0

      2. Net unrealized depreciation during the period --- $   0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $     	0

2. Dividends for a second class of open-end
         company shares -----------------------------------$            0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $            0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income -----------$ 0.00, 0.00
"      2. Dividends for a second class of open-end--------$ 0.00, 0.00
          company shares ---------------------------------- $   0.0000
   B) Distribution of capital gains ---------------$   0.00
   C) Other distributions --------------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)                                filed for series 3.
   Condensed balance sheet data:         As of the end of current reporting
                                        period (000's omitted except for per
                                        share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $        0
   P) Amounts owed to affiliated persons --------------------------$        0
   Q) Senior long-term debt ---------------------------------------$        0
   R) Other liabilities:1. Reverse repurchase agreements --------- $        0
                        2. Short sales --------------------------- $        0
                        3. Written options ----------------------- $        0
                        4. All other liabilities ----------------- $        0

   S) Senior equity -----------------------------------------------$        0
   T) Net assets of common shareholders ---------------------------$        0
   U) 1. Number of shares outstanding -----------------------------$	    0
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------------        0
"   V) 1. Net asset value per share(to nearest cent)------   $17.77,17.00
	 2. Net asset value per share of a second class of open-end
"         company shares (to nearest cent) ----------------- $17.00,18.06
      for money market funds only (to 4 decimals) -----------------$   0.0000
   X) Total number of shareholder accounts ------------------------$        0
   Y) Total value of assets in segregated accounts ----------------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide "adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.
Prudential Health Services